Exhibit 99.1
NEWS RELEASE

INVUITY REPORTS 2017 FIRST QUARTER RESULTS

Achieves revenue growth of 41% and gross margin expansion over prior year quarter

SAN FRANCISCO, April 26, 2017 - Invuity, Inc. (NASDAQ:IVTY), a leading medical technology company focused on minimal access surgery, today reported financial results for the three months ended March 31, 2017.

Q1 2017 Highlights

•	Revenue grew 41% to $9.0 million compared to revenue of $6.4 million in the 2016 first quarter.
•	Gross margin of 76.7% improved significantly from gross margin of 67.1% in the 2016 first quarter.
•	Approximately 770 hospitals purchased Invuity devices in the first quarter of 2017, up from 555 hospitals in the first quarter of 2016.
•	Approximately 269,000 procedures have been performed using Invuity devices.
•	Completed a debt agreement that increases borrowing capacity to up to $50 million and provides additional financial flexibility.

"We are off to a solid start to 2017. In the first quarter we achieved strong 41% revenue growth, continued to execute on our commercial strategies and enhanced our financial position with a new debt agreement,” said President and CEO Philip Sawyer.  “The PhotonBlade launch is proceeding according to plan and we have received very positive feedback from surgeons who believe that this product has the potential to be highly disruptive in the market.”

Financial Results

Revenue was $9.0 million in the first quarter of 2017, up 41% from revenue of $6.4 million in the first quarter of 2016 driven by an increase in active accounts.

Gross margin for the first quarter was 76.7%, compared to 67.1% for the same period in 2016. The introduction of our non-conductive polymer based retractors and overhead efficiencies created as a result of increased sales volumes contributed to gross margin expansion.

Total operating expenses for the first quarter were $17.3 million, respectively, compared to $15.9 million in the prior year period.

The net loss for the first quarter of 2017 was $13.2 million, or $0.78 loss per share, compared to a net loss of $12.1 million, or $0.90 loss per share, for the first quarter of 2016. This includes a charge of $2.3 million related to the prepayment of the Company’s old term loan, which was prepaid in full in connection with the recently completed debt financing.

The Company's balance sheet as of March 31, 2017, included total cash, cash equivalents and short term investments of $34.5 million.

The new debt facility consists of a $30 million term loan divided in two tranches. The first tranche of $20 million was funded upon closing and the additional $10 million may be drawn down prior to December 31, 2018 provided that the Company achieves a certain revenue milestone. The new agreement also consists of a $10 million revolving credit facility that may be increased to $20 million at a later date at the Company’s request and with approval from the lender.

Business Outlook

Invuity is reiterating its revenue guidance for 2017 in the range of $42 million to $44 million.

Conference Call

Invuity's management will discuss the Company's financial results for the first quarter ended March 31, 2017, and provide a general business update during a conference call beginning at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time today, April 26, 2017. To join the live call, participants may dial 1-877- 556-8638 (U.S.) or 1-615-247-0174 (International), Conference ID: 5223865. To listen to the live call via Invuity's website, go to www.invuity.com, in the Events & Presentations section. A webcast replay of the call will be available following the conclusion of the call for a period of 90 days in the Events & Presentations section of the website.

About Invuity®

Invuity, Inc. is a leading medical technology company focused on developing and marketing advanced surgical devices to improve the ability of physicians to perform minimal access surgery through smaller and hidden incisions. The company's patented Intelligent Photonics™ technology delivers enhanced visualization which facilitates surgical precision, efficiency and safety. In addition, the company utilizes comprehensive strategic marketing programs to create stronger institutional partnerships. Clinical applications include women’s health, encompassing breast cancer and breast reconstruction surgery, gynecology and thyroid surgery.  Additional applications include procedures for electrophysiology, spine, orthopedic, cardiothoracic, and general surgery. Invuity is headquartered in San Francisco, CA. For more information, visit www.invuity.com.

Forward-Looking Statements

This announcement contains forward-looking statements that involve risks and uncertainties, including statements regarding financial projections for 2017, expectations for the launch of PhotonBlade, future product introductions, future sales and marketing initiatives, and market opportunities. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including, but not limited to: fluctuations in demand or failure to gain market acceptance for the Company's devices; the Company's ability to demonstrate to and gain approval from hospitals to use the Company's devices; the highly competitive business environment for surgical medical devices; the Company's ability to sell its devices at prices that support its current business strategies; difficulty forecasting future financial performance; protection of the Company's intellectual property; and compliance with necessary regulatory clearances or approvals. The Company undertakes no obligation to update the forward-looking information in this release. More information about potential factors that could affect the Company's business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, under the captions: "Management's Discussion and Analysis of Financial Condition and Results of Operations," and "Risk Factors," which are on file with the Securities and Exchange Commission.

CONTACT:

Company Contact:

Jim Mackaness

Chief Financial Officer

Invuity, Inc.

415-655-2129

Investors:

Mark Klausner

Westwicke Partners

443-213-0501

irdept@invuity.com

INVUITY, INC.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share amounts) (Unaudited)

	Three Months Ended March 31,
	2017	2016

Revenue	$9,023	$6,404
Cost of goods sold	2,099	2,106
Gross profit	6,924	4,298
Operating expenses:
Research and development	2,428	2,601
Selling, general and administrative	14,853	13,320
Total operating expenses	17,281	15,921
Loss from operations	(10,357)	(11,623)
Interest expense	(487)	(505)
Interest income	57	36
Other expense, net	(127)	(18)
Loss on extinguishment of debt	(2,303)	—
Net loss and comprehensive loss	$(13,217)	$(12,110)
Net loss per common share, basic and diluted	$(0.78)	$(0.90)
Weighted-average shares used to compute net loss per common share, basic and diluted	16,958,332	13,392,976

Condensed Balance Sheets

as of March 31, 2017 and December 31, 2016

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2017	2016

Assets
Current assets:
Cash and cash equivalents	$24,958	$28,300
Short-term investments	9,519	10,737
Restricted cash - current	181	181
Accounts receivable, net	6,076	5,782
Inventory	5,913	5,052
Prepaid expenses and other current assets	835	1,088
Total current assets	47,482	51,140
Restricted cash	909	909
Property and equipment, net	8,086	8,286
Total assets	$56,477	$60,335
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$3,259	$2,192
Accrued and other current liabilities	5,984	6,351
Short-term debt	3,000	1,362
Total current liabilities	12,243	9,905
Deferred rent	2,685	2,721
Long-term debt	19,301	13,261
Total liabilities	34,229	25,887
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value—10,000,000 shares authorized at March 31, 2017 and December 31, 2016, no shares issued and outstanding at March 31, 2017 and December 31, 2016	—	—
Common stock, $0.001 par value—100,000,000 shares authorized at March 31, 2017 and December 31, 2016 respectively; 16,971,664 and 16,950,940 shares issued and outstanding at March 31, 2017 and December 31, 2016	17	17
Additional paid-in capital	181,664	180,647
Accumulated deficit	(159,433)	(146,216)
Total stockholders’ equity	22,248	34,448
Total liabilities and stockholders’ equity	$56,477	$60,335

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